UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2024

USA Compression Partners, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Congress Avenue, Suite 2400
Austin, Texas 78701
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 473-2662
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common units representing limited partner interests	USAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Officer
On October 2, 2024, Eric D. Long, President & Chief Executive Officer of USA Compression GP, LLC (the “Company”), the general partner of USA Compression Partners, LP (the “Partnership”), after discussions with members of the Board of Directors of the Company (the “Board”) and executive management of Energy Transfer LP (“ET”), the owner of the Company, advised the Board of his intent to retire effective as of December 31, 2024.
In connection with Mr. Long’s retirement, as fully described below, the Board appointed Micah Clint Green, as President and Chief Executive Officer of the Company effective October 3, 2024. From the date hereof until his retirement, Mr. Long will serve in a transition role reporting to the Company’s Chairman of the Board (the “Chairman of the Board”). In order to maximize the transition opportunity for Mr. Green as President and Chief Executive Officer, Mr. Long also resigned from his position as a member of the Board and as President and Chief Executive Officer.
Long Retirement Agreements
In connection with Mr. Long’s intention to retire, Mr. Long and the Partnership intend to enter into a Restrictive Covenant and Separation Agreement and Full Release of Claims (the “Long Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”). The Long Separation Agreement will become effective after execution and the expiration of a seven (7) day revocation period. The Long Separation Agreement will provide for the following:
•Up to a two (2) year non-solicitation / non- hire covenant in favor of the Company and its affiliates;
•A separation payment of $962,000 (the “Separation Payment”), less all required governmental payroll deductions and withholdings, which amount is intended to approximate Mr. Long’s 2024 bonus amount at target under the Partnership’s Amended and Restated Annual Cash Incentive Plan (the “Cash Bonus Plan”). The Separation Payment will be adjusted to reflect actual trending performance against stated performance goals and objectives as of December 31, 2024, if the Partnership exceeds its target performance;
•The accelerated vesting of 509,974 phantom units to be settled up to 50% in cash, less all required government payroll deductions and withholdings; 203,990 of the phantom units will be subject to the six-month delay rule of IRC Code Section 409(A);
•A lump sum payment equal to the full cost of the amount of what Mr. Long’s full premium would have been for continued health insurance coverage under the Company’s health insurance plan for calendar year 2025;
•A standard release of claims in favor of the Company, its parent entities, specifically including ET, and their respective past and present subsidiaries, affiliates, partners, directors, officers, owners, shareholders, employees, benefit plans, benefit plan fiduciaries, predecessors, joint employers, successor employers and agents;
•A supplemental release to reiterate the provisions of the release and the confidentiality provisions of the Consulting Agreement at the end of the Consulting Term (as defined below) with a payment of $25,000 for the supplemental release, which brings down and forward the provisions of the initial release;
•A mutual non-disparagement clause (applicable to officers and directors of the Company);
•A confirmation and acknowledgement by Mr. Long of his obligations with respect to proprietary and confidential information; and
•A (24) twenty-four-month cooperation clause.
In addition, the Company and Mr. Long will enter into the Consulting Agreement for a period of one (1) year commencing on January 1, 2025. The Consulting Agreement, which will become effective on January 1, 2025, and continues until December 31, 2025 (the “Consulting Term”), provides that Mr. Long shall provide consulting and advisory duties to the Partnership as requested by the Chairman of the Board. Pursuant to the terms of the Consulting Agreement, in exchange for providing consulting and advisory services to the Partnership and complying with the terms of the Consulting Agreement, including certain non-competition and non-solicitation covenants incorporated by reference in the Long Separation Agreement, Mr. Long will receive a total of $740,000, paid monthly in arrears (the “Consulting Fee”). As an independent contractor, Mr. Long will not be entitled to participate in or receive any benefit or right as a Company employee under the employee benefit plans of the Company.

Pursuant to the terms of the Consulting Agreement, the Partnership may terminate the Consulting Agreement for cause, in which event Mr. Long will not be entitled to receive any compensation or other benefits for any period after such termination. The Consulting Agreement may also be terminated by mutual agreement between the Partnership and Mr. Long without cause. If the Partnership terminates the Consulting Agreement without cause, it will be required to pay Mr. Long the Consulting Fee for the remainder of the Consulting Term. The Supplemental Release would be signed at the end of the Consulting Term.
Mr. Long’s retirement is not the result of any disagreement with the Partnership or the Company relating to either entity’s operations, policies or practices.
Appointment of Officer
On October 2, 2024, the Board appointed Micah Clint Green, as President and Chief Executive Officer of the Company effective October 3, 2024. Mr. Green, 47, previously served as Group Senior Vice President, Construction and Project Execution for ET since August 2024, Senior Vice President, Construction and Project Execution for ET from April 2022 to August 2024, and as Vice President of Operations for ET’s Western Division from August 2018 to April 2022. Mr. Green has more than 25 years of industry experience having served in leadership positions at ET since 2015, when he joined ET as a Senior Director through its merger with Regency Energy Partners. Prior to Energy Transfer, he held positions at Regency Energy Partners, Hanover Compression, CDM Compression and SEC Energy.
In connection with his appointment as President and Chief Executive Officer, Mr. Green will receive an annual base salary of $500,000 and will participate in the Cash Bonus Plan, under which awards are determined annually, with reference to an initial target bonus amount of 130% of his annual base salary. Mr. Green will also participate in the Partnership’s 2013 Long-Term Incentive Plan (the “LTIP”) with an initial target value of 500% of his annual base salary. Mr. Green is also eligible to receive other benefits generally available to all employees. A description of the LTIP and Cash Bonus Plan is included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2023.
Other than with respect to his prior employment with ET, Mr. Green does not have any material relationship with any director or executive officer of the General Partner, the General Partner or its affiliates and has no family relationships with any directors or executive officers of the General Partner. Mr. Green has no reportable transactions under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
On October 3, 2024, the Partnership issued a press release in connection with the leadership transition described above, a copy of which is furnished as Exhibit 99.1 to this Current Report.
The information furnished pursuant to this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01. Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated October 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

		By:	USA Compression GP, LLC,
its General Partner

Date:	October 3, 2024	By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary